Exhibit 31.1
CERTIFICATION
I, Johan J. Roets, certify that:
1. I have reviewed this Amendment No. 1 to quarterly report on Form 10-Q of Intersections Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Johan J. Roets
Johan J. Roets
Chief Executive Officer
Date: February 9, 2017